 Exhibit 99.4

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement ”), dated as of October 7, 2010, is by and between Santeon Group, Inc., a Virginia Corporation with it principal offices located at 11710 Plaza America Drive, Suite 2000, Reston VA 20171 (the “Company”) and Ashraf M. Rofail, an individual shareholder of the Company (“Restricted Shareholder”).

WITNESSETH:

WHEREAS, on May 10, 2010, Ubroadcast, Inc., a Delaware corporation (“Ubroadcast”), SI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Ubroadcast (“ Merger Sub”) and Santeon, Inc., a Delaware Corporation (“Target”) approved and thereafter entered into, an Agreement and Plan of Merger (“Merger Agreement”) whereby the Target would be merged with and into the Merger Sub and the separate existence of the Target would cease and SI Acquisition Corporation would continue as the surviving corporation (the “Merger”); and

WHEREAS, after the effective date of the Merger, Ubroadcast changed its name to Santeon Group, Inc.; and

WHEREAS, as of the date of this Agreement, the Restricted Shareholder is currently the Chairman and CEO of the Company and is subject to an Employment Agreement dated May 12, 2010, pursuant to which he was granted shares of common stock in the Company and attached hereto as Exhibit 1 and incorporated by reference;

 WHEREAS, as of the date of this Agreement, the Restricted Shareholder is currently the shareholder of record of eighty-four million two hundred eighty-nine thousand four hundred seventy-four (84,289,474) shares of common stock or securities convertible into or exercisable for common stock of the Company;

WHEREAS, the Company desires the Shareholder to refrain from selling stock or other securities held directly, or indirectly, by the Restricted Shareholder to encourage orderly trading of the shares subsequent to the Merger;

WHEREAS, the parties have agreed that in order to facilitate the purpose of the Merger and to provide an orderly market for the shares and other securities of the Company it is necessary that the Restricted Shareholder enter into a lock up agreement;

WHEREAS, the parties further agree that Company will benefit from an orderly market, and as CEO of the Company, Restricted Shareholder owes a duty of care to the Company and therefore it is in the best interest of the Company to enter into a lock-up agreement;

NOW, THEREFORE, in consideration of the Company’s commitment to fulfill the obligations of the Employment Agreement, the Restricted Shareholder’s duty of care as an officer of the Company, and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Restricted Shareholder hereby agree as follows:

Section 1. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other and to all third-party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

The Restricted Shareholder hereby represents and warrants that all shares of common stock, or any economic interest therein or derivative therefrom, that it beneficially owns (as determined in accordance with Section 13(d) of the Exchange Act) (collectively referred to as the “Restricted Shareholder Shares”) shall be subject to the restrictions set forth in this Agreement.

Section 2. Lock-Up Provisions. The Restricted Shareholder agrees that, from and after the date of this Agreement (“Effective Date”) and through and including  the twelve (12) month anniversary of the Effective Date (the “Lockup Period”), the Restricted Shareholder irrevocably agrees it will not offer, pledge, hypothecate, encumber, gift, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, grant any proxy or enter into any voting or similar agreement with respect thereto, or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any of the Restricted Shareholder’s Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive, the Restricted Shareholder’s Shares).  In furtherance thereof, the Company will (i) place a stop order on all of the Restricted Shareholder’s Shares, (ii) notify its transfer agent in writing of the stop order and the restrictions on the Restricted Shareholder’s Shares under this Agreement and direct the transfer agent not to process any attempts by the Restricted Shareholder to resell or transfer any of the Restricted Shareholder’s Shares in violation of this Agreement except to the extent a Transfer is required by any rule, regulation, order, writ or decree of any court, governmental or regulatory authority or agency. The foregoing restriction is expressly agreed to preclude the Restricted Shareholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Shareholder’s Shares even if such Shares would be disposed of by someone other than the Restricted Shareholder.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Restricted Shareholder’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Section 3. Release of Restricted Shareholder’s Shares.

(a)           Restrictions on Transfer. Subject to the terms of this Agreement and at the Company’s sole discretion, the Company may, but will not be required to, authorize the release of a designated number of Restricted Shareholder’s Shares based on market indicators and other financial information and provided that in the event any restricted shares of the Company owned by any employee or board member are released prior to the expiration of this Agreement, then the Company shall authorize the release an equal number of shares owned by Restricted Shareholder.  In such event, counsel for the Company will notify Company’s transfer agent in writing to authorize the transfer(s).

(b)           10(b)5 Restrictions.  Any release of shares will not relieve Restricted Shareholder or any other shareholder from the obligations under Company’s Insider Trading Policy and under Rule 10b-5 of the Securities Exchange Act of 1934.

Section 4. Reliance. The Restricted Shareholder acknowledges that the Company is relying upon the agreements of the Restricted Shareholder contained herein, and that the failure of the Restricted Shareholder to perform the agreements contained herein could have a detrimental effect upon the Company.  Accordingly, the Restricted Shareholder understands and agrees that the Restricted Shareholder’s agreements herein are irrevocable.

Section 5. No Additional Fees/Payment.  Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Restricted Shareholder in connection with this Agreement.

Section 6. Term. The term of this Agreement shall expire and be of no further effect on the earliest of: (i) the expiration or termination of the Lock-up Period beginning on the date of this Agreement; or (ii) Company fails to cure any breach of its obligations regarding Restricted Shareholder’s scheduled monthly payments pursuant to the “Employment Agreement” attached hereto as Exhibit 1.

Section 7. Choice of Law. This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of Virginia, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Virginia or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Virginia to be applied.  In furtherance of the foregoing, the internal laws of the State of Virginia will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

Section 8. Remedies. The undersigned acknowledges and agrees that the Company could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement.  It is accordingly agreed and understood that Company, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States.

Section 9. Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 10. Notices.

(a)       All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given or made upon (i)the Shareholder at such Shareholder's address set forth on the signature page hereto; and (ii) the Company at Santeon Group, Inc., 11710 Plaza America Drive, Suite 2000, Reston, VA 20171, Attention: Ash Rofail.

(b)          All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by overnight courier, or by facsimile with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

(c)          Any party may, by written notice to the other, alter its address or respondent, and such notice shall be given in accordance with the terms of this Section 10.

Section 11. Attorneys Fees. If any action at law or equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

Section 12. Amendments and Waivers.  Any term of this Agreement may be amended or modified with the written consent of the Company and the Shareholder.

Section 13. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement, it being understood that all parties need not sign the same counterpart. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

Section 14. Successors and Assigns. This Agreement shall be binding upon the undersigned Restricted Shareholder and each of his or her respective heirs and assigns.

Section 15. Survival Clause. The Restricted Shareholder’s rights and obligations under this Agreement shall survive expiration or termination of Restricted Shareholder’s Employment Agreement for any reason which is attached hereto as Exhibit 1 and incorporated herein by reference.  Sections 3(a) and (b), 7, 8 and 11 shall survive any termination of this Agreement.

Section 16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Section 17. Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party to this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party to this Agreement of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

Section 18. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SANTEON GROUP, INC.

By: /s/ Douglas Hay

Name:  Douglas Hay

Title:   President and Chief Operating Officer

RESTRICTED SHAREHOLDER

By: /s/ Ashraf M. Rofail

Name:   Ashraf M. Rofail

Address:

12508 Arnsley Court
Oak Hill, VA 20171

EXHIBIT 1

EMPLOYMENT AGREEMENT FOR ASH ROFAIL